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                                   RESTATED
                           ARTICLES OF INCORPORATION


DAVID M. MAYERI and RICHARD E. BATES certify that:

1. We are President and Secretary, respectively, of AKG, INC., a California corporation.

2. The corporation's articles of incorporation are amended and restated to read in their entirety as follows:

                                      I

The name of the corporation is AKG, INC.

                                      II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

The corporation is authorized to issue only one class of shares of stock; the total number of shares authorized to be issued is 1,000.

                                      IV

(a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The corporation is authorized to provide indemnification of agents (as defined in Corporations Code Section 317) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law.

(c) Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

                                 * * * * * * *

3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

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4.       The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote was 100. The number of shares voting in favor of the amendment exceeded the percentage vote required, which was more than 50%.


We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Dated: August 11 , 1993
                                                /s/  David M. Mayeri
                                                -------------------------------
                                                     DAVID M. MAYERI, President



                                               /s/  Richard E. Bates
                                               --------------------------------
                                                    RICHARD E. BATES, Secretary



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